EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation of our report dated February 23, 2004, included in this Form 10-K, into Essex Corporation's previously filed Registration Statements on Form S-8, File No. 33-47900, File No. 33-336770, File No. 333-57122, File No. 333-65466 and File No. 333-108709; and on Form S-3, File
No. 333-61200 and File No. 333-104819 and on Form S-1, File No. 333-110287.

                                                    /s/ Stegman & Company

                                                    Stegman & Company

Baltimore, Maryland
March 15, 2004








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